PetIQ, Inc. Reports Second Quarter 2024 Financial Results
Generates Record Second Quarter 2024 Net Sales and Net Income
Record Adjusted EBITDA of $39.0 Million Exceeds Company's Second Quarter 2024 Guidance
PetIQ and Bansk Group Sign Definitive Merger Agreement

EAGLE, Idaho – August 7, 2024 (GLOBE NEWSWIRE) - PetIQ, Inc. (“PetIQ” or the “Company”) (Nasdaq: PETQ), a leading pet medication, product and wellness company, today reported financial results for the second quarter and six months ended June 30, 2024.

Cord Christensen, PetIQ’s Founder and CEO commented, “We are very pleased to report another quarter of record financial results. The strength of PetIQ's brands fueled second quarter profitability that exceeded our expectations. We believe these results demonstrate the resilience of the pet medication and health and wellness categories in which we compete. The strategic marketing investments and operational initiatives our team is executing on across the organization are delivering results and we expect them to support our long-term growth and success."
Second Quarter 2024 Highlights Compared to Prior Year Period
•Record net sales of $328.9 million, an increase of 4.6%, and in-line with the Company's guidance of $325.0 million to $335.0 million
•Product segment net sales of $291.2 million, an increase of 4.7%
•Net sales for PetIQ’s manufactured products increased 15.7% and outperformed the Company's growth expectations for the quarter
•Services segment net sales of $37.7 million, an increase of 3.7%
•Gross profit of $88.3 million, an increase of 19.5%
•Gross margin increased 330 basis points to 26.8%
•Record net income of $15.3 million, or earnings per diluted share ("EPS") of $0.49, an increase of 51.1%
•Record adjusted net income of $22.7 million, or adjusted EPS of $0.70, an increase of 52.2%
•Record EBITDA of $32.7 million, an increase of 11.8%
•EBITDA margin increased 60 basis points to 9.9%
•Record Adjusted EBITDA of $39.0 million, an increase of 19.0%, and above the Company's guidance of $34.0 million to $36.0 million
•Adjusted EBITDA margin increased 150 basis points to 11.9%

Six Month 2024 Highlights Compared to Prior Year Period
•Record net sales of $637.4 million, an increase of 5.3%
•Products segment net sales of $568.1 million, an increase of 5.8%
•Net sales for PetIQ’s manufactured products increased 16.8% and outperformed the Company's growth expectations for the first six months of 2024

•Services segment net sales of $69.3 million, an increase of 2.1%
•Gross profit was $162.8 million, an increase of 19.6%
•Record net income of $30.2 million, or EPS of $0.96, an increase of 46.6%
•Record adjusted net income of $41.2 million, or adjusted EPS of $1.28, an increase of 34.7%
•Record EBITDA of $64.8 million, an increase of 15.9%
•Record Adjusted EBITDA of $74.3 million, an increase of 16.9%
•Adjusted EBITDA margin increased 120 basis points to 11.7%

Second Quarter 2024 Financial Results
Net sales were $328.9 million for the second quarter of 2024, an increase of 4.6% compared to net sales of $314.5 million in the prior year period, driven by an increase in net sales in both the Products and Services segments.
Products segment net sales increased 4.7% to $291.2 million for the second quarter of 2024 from $278.2 million in the prior year period, primarily reflecting an increase in sales from flea and tick, and health and wellness product categories. Net sales for PetIQ’s manufactured products outperformed the Company's growth expectations for the second quarter of 2024 with an increase of 15.7% compared to the prior year period.
Services segment net sales for the second quarter of 2024 increased 3.7% to $37.7 million from $36.4 million in the prior year period driven by an increase in mobile community clinic sales, partially offset by the closure of 149 wellness centers in the second half of 2023 associated with the previously disclosed Services segment optimization.
Second quarter 2024 gross profit was $88.3 million, an increase of 19.5%, compared to $73.9 million in the prior year period. Gross margin increased 330 basis points to 26.8% from 23.5% in the prior year period, primarily from an increase in sales of PetIQ's higher margin manufactured products as a result of favorable product and channel mix. The Company also benefited from operational efficiencies in the Company's facilities and from its Services segment optimization.
Selling, general and administrative expenses (“SG&A”) were $60.1 million for the second quarter of 2024 compared to $55.2 million in the prior year period. As a percentage of net sales, SG&A was 18.3% for the second quarter of 2024, an increase of 80 basis points compared to the prior year period. Adjusted SG&A was $56.3 million for the second quarter of 2024 compared to $51.5 million in the prior year period. As a percentage of net sales adjusted SG&A was 17.1% for the second quarter of 2024, an increase of 70 basis points, compared to the prior year period primarily as a result of a planned increase in marketing expense of $5.0 million to support PetIQ's manufactured brands.
Net income was $15.3 million, or EPS of $0.49, based on a diluted share count of 34.9 million for the second quarter of 2024, an increase of 51.1%, compared to net income of $9.5 million, or EPS of $0.32, based on a diluted share count of 29.4 million in the prior year period. The year-over-year increase in the Company's diluted share count is due to the Company's use of the if-converted method under accounting rule ASC 260, "Earnings Per Share." The Company does not currently intend or expect to satisfy its convertible notes with common stock. Included in net income for the second quarter of 2024 is a $2.6 million loss associated with the sale of the Company's foreign subsidiary, Mark & Chappell on April 30, 2024.

Adjusted net income for the second quarter of 2024 was $22.7 million and adjusted EPS was $0.70, an increase of 52.2%, compared to adjusted net income of $13.4 million, and adjusted EPS of $0.46 in the prior year period.

For the second quarter of 2024, EBITDA increased 11.8% to $32.7 million and EBITDA margin increased 60 basis points to 9.9% compared to the prior year period. Second quarter Adjusted EBITDA was $39.0 million, an increase of 19.0%, compared to $32.9 million in the prior year period. Adjusted EBITDA margin increased 150 basis points to 11.9% for the second quarter of 2024 compared to 10.4% in the prior year period.
Cash Flow and Balance Sheet
The Company ended the quarter with total cash and cash equivalents of $84.1 million. The Company’s total debt was $442.6 million as of June 30, 2024. The Company had total liquidity, which it defines as cash on hand plus debt availability, of $209.1 million as of June 30, 2024. The Company's net leverage as measured under the Company's credit agreement was 3.0x as of June 30, 2024, compared to 3.6x as of June 30, 2023, as a result of the Company's increased earnings and improvements in working capital. Please refer to the financial tables within this press release for a calculation of the Company’s net leverage under the credit agreement.

Adjusted SG&A, adjusted net income, adjusted EPS, EBITDA, adjusted EBITDA, and adjusted EBITDA margin are non-GAAP financial measures. The Company believes these non-GAAP financial measures provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. In addition, management uses these non-GAAP financial measures to assess operating performance and for business planning purposes. See “Non-GAAP Financial Measures” for a definition of these measures and the financial tables that accompany this release for a reconciliation to the most comparable GAAP measure.

PetIQ Enters into Definitive Agreement to be Acquired by Bansk Group

In a separate press release issued today, PetIQ also announced that it has entered into a definitive merger agreement (the “Agreement”) pursuant to which Bansk Group, a consumer-focused private investment firm dedicated to building distinctive consumer brands, will acquire all of the outstanding shares of PetIQ’s common stock for $31.00 per share. The proposed all-cash transaction is expected to close in the fourth quarter of 2024, subject to the approval of PetIQ stockholders and the satisfaction of other customary closing conditions. For further information regarding the proposed transaction, please see PetIQ's Current Report on Form 8-K, which will be filed in connection with this definitive agreement announcement.

As result of the Agreement, PetIQ has suspended its 2024 financial outlook and will no longer host its earnings conference call and webcast previously scheduled for today, Wednesday, August 7, 2024, at 4:30 p.m. EST.

About PetIQ
PetIQ is a leading pet medication, health and wellness company delivering a smarter way for pet parents to help their pets live their best lives through convenient access to affordable products and veterinary services. The Company's product business engages with pet parents through retail and e-commerce sales channels with its branded and distributed pet medications as well as health and wellness items. PetIQ manufactures and distributes pet products from its world-class facilities in Omaha, Nebraska, Springville, Utah and Daytona Beach, Florida. The Company’s veterinarian services offering operates in over 2,600 mobile community clinic locations and wellness centers hosted at retail partners in 39 states. PetIQ believes that pets are an important part of the family and deserve the best products and care we can provide them.

Contact: katie.turner@petiq.com or 208.513.1513
Media: kara.schafer@petiq.com or 407.929.6727
Notice Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding our business and growth strategies, our future financial performance and the timeline for closing the transaction with the Bansk Group (the “proposed transaction”). These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Company management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including general economic or market conditions, including inflation and interest rates; overall consumer spending in the industry; our ability to successfully grow our business through acquisitions and our ability to integrate acquisitions; our dependency on a limited number of customers; our ability to implement our growth strategy effectively; our ability to continue to grow our Services segment; disruptions in our manufacturing, shipping, transportation and distribution chains; competition from veterinarians and others in our industry; reputational damage to our brands; the effectiveness of our marketing and trade promotion programs; recalls or withdrawals of our products or product liability claims; our ability to introduce new products and improve existing products; our ability to protect our intellectual property; costs associated with governmental regulation; our ability to keep and retain key employees; our ability to sustain profitability; cyber security risks, including breaches that result in business interruption and data loss; our substantial indebtedness and ability to raise additional capital as needed; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; the possibility that the Company’s stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of the Company; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally.

Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is included in the Company’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2023 and other filings made by the Company from time to time with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of the Company’s website at https://ir.petiq.com/ or on the SEC’s website at https://www.sec.gov. If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Non-GAAP Financial Measures
In addition to financial results reported in accordance with U.S. GAAP, PetIQ uses the following non-GAAP financial measures: adjusted SG&A, adjusted net income, adjusted earnings per share, EBITDA, adjusted EBITDA, and adjusted EBITDA margin.

Adjusted SG&A consists of SG&A adjusted for acquisition costs, stock-based compensation expense, integration and business transformation costs, and litigation expenses.

Adjusted net income consists of net income adjusted for tax expense, impairment and other asset charges, acquisition costs, stock-based compensation expense, integration and business transformation costs, and litigation expenses. Adjusted net income is utilized by management to evaluate the effectiveness of our business strategies. Non-GAAP adjusted earnings per share is defined as non-GAAP adjusted net income divided by the weighted average number of shares of common stock outstanding during the period.

EBITDA represents net income before interest, income taxes, depreciation and amortization. Adjusted EBITDA represents EBITDA plus adjustments for transactions that management does not believe are representative of our core ongoing business including acquisition costs, stock-based compensation expense, integration and business transformation costs, impairment and other asset charges, and litigation expenses. Adjusted EBITDA margin is adjusted EBITDA stated as a percentage of total net sales.

Adjusted EBITDA is utilized by management as a factor in evaluating the Company's performance and the effectiveness of our business strategies. The Company presents EBITDA because it is a necessary component for computing adjusted EBITDA.

We believe that the use of these non-GAAP measures provides additional tools for investors to use in evaluating ongoing operating results and trends. In addition, you should be aware when evaluating these non-GAAP measures that in the future we may incur expenses similar to those excluded when calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by these or other unusual or non-recurring items. Our computation of non-GAAP measures may not be comparable to other similarly titled measures computed by other companies, because all companies do not calculate these non-GAAP measures in the same manner. Our management does not, and you should not, consider the non-GAAP financial measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. See a reconciliation of each non-GAAP measure to the most comparable GAAP measure, in the financial tables that accompany this release.

PetIQ, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in 000’s except for per share amounts)

	June 30, 2024	December 31, 2023
Current assets
Cash and cash equivalents	$84,130	$116,369
Accounts receivable, net	214,978	142,511
Inventories	164,965	159,309
Other current assets	6,972	12,645
Total current assets	471,045	430,834
Property, plant and equipment, net	53,845	57,097
Operating lease right of use assets	16,804	19,079
Other non-current assets	1,675	2,083
Intangible assets, net	151,620	159,729
Goodwill	199,404	199,404
Total assets	$894,393	$868,226
Liabilities and equity
Current liabilities
Accounts payable	$142,230	$139,264
Accrued wages payable	14,175	16,734
Accrued interest payable	1,130	6,636
Other accrued expenses	12,357	10,692
Current portion of operating leases	5,827	7,608
Current portion of long-term debt and finance leases	6,959	8,595
Total current liabilities	182,678	189,529
Operating leases, less current installments	11,446	13,763
Long-term debt, less current installments	436,011	437,820
Finance leases, less current installments	343	516
Other non-current liabilities	3,600	3,600
Total non-current liabilities	451,400	455,699
Equity
Additional paid-in capital	392,169	387,349
Class A common stock, par value $0.001 per share, 125,000 shares authorized; 29,999 and 29,570 shares issued, respectively	29	29
Class B common stock, par value $0.001 per share, 8,402 shares authorized; 231 and 231 shares issued and outstanding, respectively	—	—
Class A treasury stock, at cost, 373 and 373 shares, respectively	(3,857)	(3,857)
Accumulated deficit	(130,373)	(160,602)
Accumulated other comprehensive loss	—	(1,706)
Total stockholders' equity	257,968	221,213
Non-controlling interest	2,347	1,785
Total equity	260,315	222,998
Total liabilities and equity	$894,393	$868,226

PetIQ, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in 000’s, except for per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Product sales	$291,200	$278,167	$568,091	$537,160
Services sales	37,741	36,380	69,293	67,858
Total net sales	328,941	314,547	637,384	605,018
Cost of products sold	212,650	210,428	421,713	411,330
Cost of services	28,008	30,240	52,845	57,549
Total cost of sales	240,658	240,668	474,558	468,879
Gross profit	88,283	73,879	162,826	136,139
Operating expenses
Selling, general and administrative expenses	60,082	55,159	110,291	98,486
Impairment and other asset charges(1)	2,620	—	2,620	—
Operating income	25,581	18,720	49,915	37,653
Interest expense, net	9,254	8,824	18,360	17,556
Other (income) expense, net	(24)	151	(150)	123
Total other expense, net	9,230	8,975	18,210	17,679
Pretax net income	16,351	9,745	31,705	19,974
Income tax expense	(885)	(192)	(1,212)	(640)
Net income	15,466	9,553	30,493	19,334
Net income attributable to non-controlling interest	144	85	264	167
Net income attributable to PetIQ, Inc.	$15,322	$9,468	$30,229	$19,167
Net income per share attributable to PetIQ, Inc. Class A common stock
Basic	$0.52	$0.32	$1.03	$0.66
Diluted	$0.49	$0.32	$0.96	$0.66
Weighted Average shares of Class A common stock outstanding
Basic	29,534	29,136	29,408	29,083
Diluted(2)	34,940	29,373	34,949	29,218
(1) Impairment and other asset charges includes asset charges associated with the Company's sale of its foreign subsidiary, Mark & Chappell, on April 30, 2024.
(2) Diluted weighted average shares of Class A common stock outstanding is computed and presented in accordance with the if-converted method under accounting rule ASC 260, "Earnings Per Share," regarding the Company’s convertible notes. The Company does not currently intend or expect to satisfy its convertible notes with common stock.

PetIQ, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in 000’s)

	For the Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net income	$30,493	$19,334
Adjustments to reconcile net income to net cash (used in) provided by operating activities
Depreciation and amortization of intangible assets and loan fees	15,834	19,769
Gain on disposition of property, plant, and equipment	(219)	—
Stock based compensation expense	5,401	5,208
Impairment and other asset charges	2,620	—
Other non-cash activity	2	(135)
Changes in assets and liabilities, net of business acquisition
Accounts receivable	(72,367)	(74,468)
Inventories	(5,797)	2,901
Other assets	1,568	(481)
Accounts payable	2,564	40,320
Accrued wages payable	(2,559)	252
Other accrued expenses	(4,806)	1,703
Net cash (used in) provided by operating activities	(27,266)	14,403
Cash flows from investing activities
Proceeds from disposition of property, plant, and equipment	726	—
Purchase of property, plant, and equipment	(3,221)	(4,128)
Proceeds from sale of business	2,655	—
Business acquisitions (net of cash acquired)	—	(27,634)
Net cash provided by (used in) investing activities	160	(31,762)
Cash flows from financing activities
Proceeds from issuance of long-term debt	50,000	35,000
Principal payments on long-term debt	(53,800)	(38,800)
Principal payments on finance lease obligations	(672)	(801)
Tax withholding payments on Restricted Stock Units	(2,843)	(969)
Exercise of options to purchase Class A common stock	2,304	—
Net cash used in financing activities	(5,011)	(5,570)
Net change in cash and cash equivalents	(32,117)	(22,929)
Effect of exchange rate changes on cash and cash equivalents	(122)	101
Cash and cash equivalents, beginning of period	116,369	101,265
Cash and cash equivalents, end of period	$84,130	$78,437

PetIQ, Inc.
Reconciliation between Net Income and Adjusted EBITDA
(Unaudited, in 000’s)

	For the Three Months Ended		For the Six Months Ended
$'s in 000's	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net income	$15,466	$9,553	$30,493	$19,334
Plus:
Tax expense	885	192	1,212	640
Depreciation	3,160	4,164	6,602	7,685
Amortization	3,907	6,477	8,159	10,739
Interest expense, net	9,254	8,824	18,360	17,556
EBITDA	$32,672	$29,210	$64,826	$55,954
EBITDA Margin	9.9%	9.3%	10.2%	9.2%
Impairment and other asset charges(1)	2,620	—	2,620	—
Acquisition costs(2)	198	297	198	835
Stock based compensation expense	2,792	2,743	5,401	5,208
Integration and business transformation costs(3)	573	618	1,075	1,594
Litigation expenses	193	—	193	—
Adjusted EBITDA	$39,048	$32,868	$74,313	$63,591
Adjusted EBITDA Margin	11.9%	10.4%	11.7%	10.5%

PetIQ, Inc.
Reconciliation between Selling, General & Administrative (“SG&A”) and Adjusted SG&A
(Unaudited, in 000’s, Except for Percentages)

	For the Three Months Ended		For the Six Months Ended
$'s in 000's	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
SG&A	$60,082	$55,159	$110,291	$98,486
SG&A % of Total Net Sales	18.3%	17.5%	17.3%	16.3%
Less:
Acquisition costs(2)	198	297	198	835
Stock based compensation expense	2,792	2,743	5,401	5,208
Integration and business transformation costs(3)	573	618	1,075	1,594
Litigation expenses	193	—	193	—
Adjusted SG&A	$56,326	$51,501	$103,424	$90,849
Adj SG&A % of Total Net Sales	17.1%	16.4%	16.2%	15.0%

PetIQ, Inc.
Summary Segment Results
(Unaudited, in 000’s)

	For the Three Months Ended		For the Six Months Ended
$'s in 000's	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Products segment sales	$291,200	$278,167	$568,091	$537,160
Services segment sales:
Same-store sales	37,282	33,633	68,251	62,161
Non same-store sales	459	2,747	1,042	5,697
Total services segment sales	$37,741	$36,380	$69,293	$67,858
Total net sales	$328,941	$314,547	$637,384	$605,018

PetIQ, Inc.
Reconciliation between Net Income and Adjusted Net Income
(Unaudited, in 000’s, except for per share amounts)

	For the Three Months Ended		For the Six Months Ended
$'s in 000's	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net income	$15,466	$9,553	$30,493	$19,334
Plus:
Tax expense	885	192	1,212	640
Impairment and other asset charges(1)	2,620	—	2,620	—
Acquisition costs(2)	198	297	198	835
Stock based compensation expense	2,792	2,743	5,401	5,208
Integration and business transformation costs(3)	573	618	1,075	1,594
Litigation expenses	193	—	193	—
Adjusted Net income	22,727	13,403	41,192	27,611
Plus: interest expense on Convertible Notes	1,691	—	3,379	—
Adjusted Net income - diluted	$24,418	$13,403	$44,571	$27,611

Non-GAAP adjusted EPS
Basic	$0.77	$0.46	$1.40	$0.95
Diluted	$0.70	$0.46	$1.28	$0.95
Weighted Average shares of Class A common stock outstanding used to compute non-GAAP adjusted EPS
Basic	29,534	29,136	29,408	29,083
Diluted	34,940	29,373	34,949	29,218
(1) Impairment and other asset charges includes asset charges associated with the Company's sale of its foreign subsidiary, Mark & Chappell, on April 30, 2024.
(2) Acquisition costs include legal, accounting, banking, consulting, diligence, and other costs related to completed and contemplated acquisitions.
(3) Integration and business transformation costs, including personnel costs such as severance and retention bonuses, consulting costs, contract termination costs and IT and ERP implementation costs.

PetIQ, Inc.
Calculation of Net Leverage Ratio Under Term Loan B
(Unaudited, in 000’s, except for multiples)

$'s in 000's	June 30, 2024
Total debt	$442,550
Total Capital Leases	764
Less Cash	(84,130)
Net Debt	359,184
LTM Term Loan B defined EBITDA	120,020
Term Loan B net leverage(1)	3.0	x

(1) Our Term Loan B documentation defines Adjusted EBITDA as net income before interest, income taxes, depreciation and amortization and a non-cash goodwill impairment charge, as further adjusted for acquisition costs, loss on debt extinguishment and related costs, stock based compensation expense, integration costs, litigation expenses, and non same-store net income (loss), which we refer to as “Term Loan B Adjusted EBITDA.” Term Loan B Adjusted EBITDA is not a non-GAAP measure and is presented solely for purposes of providing investors an understanding of the Company’s financial condition and liquidity and should not be relied upon for any purposes other than an understanding of the Company’s financial condition and liquidity as it relates to the Company’s Term Loan B.